United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

December 10, 2015

Date of Report

[Date of Earliest Event Reported]

PCS EDVENTURES!.COM, INC.

(Exact name of registrant as specified in its charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

345 Bobwhite Court, Suite 200

Boise, Idaho 83706

(Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors of PCS Edventures!.com, Inc. (the “Company”) has accepted the resignation of Paula LuPriore as a member of the board of directors of the Company. Ms. LuPriore’s resignation was effective as of December 10, 2015.

There were no disagreements between the Company and Ms. LuPriore regarding her resignation.

Ms. LuPriore has no family relationships with anyone at the Company.

The Board of Directors of the Company has also accepted the resignation of K. Sue Redman as a member of the board of directors of the Company. Ms. Redman’s resignation was effective as of December 10, 2015.

There were no disagreements between the Company and K. Sue Redman regarding her resignation.

K. Sue Redman has no family relationships with anyone at the Company.

Todd R. Hackett remains as the sole Director of the Company, and the size of the Board of Directors has been set at one Director.

Mr. Hackett was appointed CEO of the Company, effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Dated:	12/15/2015	By:	/s/ Robert O. Grover
Robert O. Grover
Executive Vice President